UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 14, 2011

Peoples Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-24169	52-2027776
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

P.O. Box 210, 100 Spring Avenue, Chestertown, Maryland 21620
(Address of principal executive offices) (Zip Code)

(410) 778-3500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.     Other Events.

           On January 14, 2011, the Board of Directors of Peoples Bancorp, Inc. (the “Company”) reduced the quarterly cash dividend on the Company’s common stock for the fourth quarter of 2010 to $.22 per share from $.45 per share for the third quarter of 2010.  The dividend will be paid on February 1, 2011 to stockholders of record as of January 14, 2011.  Given the lingering effects of the recession and to protect the Company against potential loan losses, the Board believes that a reduction to the quarterly cash dividend is a prudent step toward maintaining a strong, well-capitalized institution.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES BANCORP, INC.

Dated: January 18, 2011	By:	/s/ Thomas G. Stevenson
Thomas G. Stevenson President, CEO and CFO